UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):  April 16, 2012

HERITAGE-CRYSTAL CLEAN, INC

(Exact name of registrant as specified in its charter)

Delaware	001-33987	26-0351454
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

2175 Point Boulevard
Suite 375
Elgin, IL	60123
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code:  (847) 836-5670

Not Applicable

(Former name or former address, if changed since last report)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On April 16, 2012, Heritage-Crystal Clean, Inc. (the “Company”), the Company announced the following information regarding its operating results for the first quarter of fiscal 2012.

During the first quarter of fiscal 2012, we began operating the hydrotreater portion of our re-refinery to produce Group II lubricating base oil, and we began to sell this product. The results of the initial base oil production and related sales will be reflected in our financial results for the first quarter of 2012. We estimate that consolidated first quarter revenue for fiscal 2012 will be approximately $49.5 to $50.5 million and we estimate that earnings per share for the same quarter will be approximately $0.01 to $0.02 per share, based on 14,496,574 shares outstanding as of March 24, 2012.

Beginning in the first quarter of fiscal 2012, Total Assets and Total Liabilities will be presented on the Balance Sheet of the Company to reflect noncurrent deferred income tax items on a net basis, rather than presenting them separately as a noncurrent deferred tax asset and a noncurrent deferred tax liability, which were $18.4 million and $23.1 million, respectively, at December 31, 2011. If the new presentation had been used when preparing the Company’s balance sheet for December 31, 2011, Total Assets would have been $134.1 million and Total Liabilities would have been $55.5 million and the noncurrent deferred tax liability would have been $4.7 million. This contemplated error correction does not affect the reported December 31, 2011 net income, cash flow from operations, or stockholders’ equity and the Company has concluded that this error does not materially misstate the Company’s December 31, 2011 consolidated financial statements.

The preliminary financial data above has been prepared by, and is the responsibility of, our management. Our independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to this preliminary financial data and does not express an opinion or any other form of assurance with respect thereto. Because the first quarter of fiscal 2012 has recently ended, the unaudited revenue and earnings per share information presented above for the first quarter of fiscal 2012 reflects estimates based only upon preliminary information available to us as of April 16, 2012 and is not a comprehensive statement of our financial results for the first quarter of fiscal 2012. Our financial statements and operating data as of and for the first quarter of fiscal 2012 are not currently available and may differ from the unaudited revenue and earnings per share information we have provided in this Form 8-K. Such differences may be material. Accordingly, you should not place undue reliance on these preliminary estimates. The estimates for the first quarter of fiscal 2012 are not necessarily indicative of any future period and should be read together with “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Selected Financial Data” and our consolidated financial statements and related notes included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2012.

This Report on Form 8-K contains forward-looking statements that are based upon current management expectations. Generally, the words “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “will be,” “will continue,” “will likely result,” “would” and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: the used oil re-refinery does not perform as anticipated; we are unable to generate sufficient funds to support our used oil re-refinery; we are unable to collect sufficient used oil to run our used oil re-refinery at full capacity; the used oil re-refinery may not generate the operating results that we anticipate; we do not realize the anticipated benefits from our acquisition of the Warrior Group; our ability to comply with the extensive environmental, health and safety and employment laws and regulations that our Company is subject to; changes in environmental laws that affect our business model; competition; claims relating to our handling of hazardous substances; the limited demand for our used solvent; our dependency on key employees; our ability to effectively manage our extended network of branch locations; warranty expense and liability claims; personal injury litigation; dependency of suppliers; economic conditions including the recent recession and financial crisis, and downturns in the business cycles of automotive repair shops, industrial manufacturing business and small businesses in general; increased solvent, fuel and energy costs and volatility in the price of crude oil; the control of The Heritage Group over our Company; and the risks identified in our Annual Report on Form 10-K filed with the SEC on February 29, 2012 and subsequent filings with the SEC. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE-CRYSTAL CLEAN, INC.
(Registrant)

DATE: April 19, 2012	BY	/s/ Mark DeVita
Mark DeVita
Chief Financial Officer